4th Quarter 2007 Earnings Conference Call

February 29, 2008





Forward-Looking Statements

This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our Form 10-K on file with the Securities and Exchange Commission.



Presentation Outline

- Summary of 4th Quarter 2007 Results
- 2008 Earnings Guidance
- Reconciliation of Non-GAAP Financial Measures
- Questions and Answers

Quinn J. Hébert
President & Chief Executive Officer

Scott T. Naughton
Chief Operating Officer

G. Kregg Lunsford
Chief Financial Officer



Summary of Results

(all amounts in thousands, except per share amounts and percentages)

	4th Quarter		Year Ended	
	2007	**2006**	**2007**	**2006**
Revenues	$162,203	$136,999	$623,615	$509,917
Gross Profit	53,942	53,643	227,398	222,530
Margins	**33%**	**39%**	**36%**	**44%**
Net Income	26,429	26,169	105,600	119,414
Margins	**16%**	**19%**	**17%**	**23%**
Diluted EPS - Recurring (1,2)	0.28	0.31	1.36	1.43
Diluted EPS - Reported (2)	0.30	0.31	1.24	1.43
Wtd. Avg. Diluted Shares O/S (2)	88,530	83,680	84,978	83,680
EBITDA (3)	$54,574	$50,026	$227,215	$212,893
Margins	**34%**	**37%**	**36%**	**42%**

(1) See recurring vs. reported net income reconciliation at next slide.
(2) Pro Forma 4Q 2006 and full year 2006 EPS and diluted shares o/s assuming the initial public offering of 22.2 million shares had occurred on Jan. 1, 2006. Reported EPS based on actual shares outstanding equals $.40 for 4Q 06 and $1.91 for full year 2006.
(3) See Reconciliation of Non-GAAP Financial Measures on page 12 of this presentation.



Net Income Reconciliation

(all amounts in thousands except earnings per share)

		Twelve Months Ended December 31, 2007		
	Quarter	Pre-Tax	After Tax	Diluted EPS
Net Income from operations, before non-recurring items		**$172,863**	**$115,206**	**$1.356**
Equity loss and impairment charge in minority investment in OTSL	2Q	(11,793)	(10,466)	(0.123)
Reserve for DOJ settlement	2Q	(2,000)	(2,000)	(0.024)
Gain on sale of asset (portable SAT)	2Q	1,687	1,383	0.016
Gain on sale of asset (DLB 801)	4Q	2,273	1,477	0.017
Net Income, as reported		**$163,030**	**$105,600**	**$1.242**



Summary of Results - Key Statistics

(The following statistics are for owned and operated vessels only)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2007	2006	2007	2006
Calendar Day Utilization (1)-				
Saturation Diving Vessels	83%	82%	78%	84%
Surface Diving Vessels	38%	79%	58%	85%
Pipelay Vessels	49%	55%	71%	77%
Effective Utilization (1,2)-				
Saturation Diving Vessels	85%	88%	91%	92%
Surface Diving Vessels	41%	79%	60%	90%
Pipelay Vessels	56%	55%	81%	87%

(1) Includes activity for the nine vessels acquired from Horizon since December 11, 2007.

(2) Effective vessel utilization does not include acquired vessels prior to their in-service dates, vessels in dry docking, vessels taken out of service for upgrades or prior to their disposition and vessels jointly owned with a third party.

International Revenue Growth



2007


US GoM
70%
25% International
5%
US Non-GoM

2006


US GoM
86%
14% International



Capitalization

(all amounts in thousands except percentages and ratios)

	As of December 31, 2007
Cash and cash equivalents	$61,287
Total Debt	375,000
Stockholders' Equity:	
Common Stock (1)	1,051
Capital in excess of par value of common stock	479,236
Retained Earnings	107,620
Total Stockholders' Equity	587,907
Total Capitalization (excluding cash)	**962,907**
Net Debt to Book Capitalization (2)	**35%**

(1) Common Stock, $.01 par value; 240,000,000 shares authorized, 105,374,023 shares issued.

(2) Calculated as total debt less cash divided by stockholders' equity plus debt less cash.

CAL DIVE INTERNATIONAL

2008 Earnings Guidance





2008 Outlook

- Long Term Fundamentals
  - Energy Consumption
  - Commodity Prices
  - Offshore Capital Spending
- Gulf of Mexico
  - New Construction Market
  - IRM
  - Salvage & Decommissioning Market
- International Growth
  - Mexico
  - SE Asia
  - Middle East / Mediterranean
  - Australia



2008 Earnings Guidance - Key Variables

	2008 Guidance		
	Low		High
EBITDA [(1)] *(in millions)*	$260	to	$300
EPS	$1.01	to	$1.35
Capex/Investments *(in millions)*	$80	to	$95

1) See Reconciliation of Non-GAAP Financial Measures on page 13 in this presentation.



Reconciliation of Non-GAAP Financial Measures

(all amounts in thousands except ratio)

	4th Quarter 2007	4th Quarter 2006	FY 2007	FY 2006
EBITDA (unaudited)	$54,574	$50,026	$227,215	$212,893
Less: Depreciation & Amortization	11,996	7,468	40,698	24,515
Less: Non-Cash Stock Comp. Expense	886	1,109	3,387	2,930
Less: Interest Expense (Income)	2,219	201	9,259	(163)
Less: Non-Cash Equity Loss (Earnings)	-	(100)	10,841	487
Less: Provision for Income Taxes	13,044	15,179	57,430	65,710
Net Income	$26,429	$26,169	$105,600	$119,414

Total Debt at Dec. 31, 2007	375,000
Less: Cash at Dec. 31, 2007	(61,287)
Net Debt	313,713



Reconciliation of Non-GAAP Financial Measures

(all amounts in thousands)

	2008 Guidance Low	2008 Guidance High
EBITDA	**$260,009**	**$300,164**
Less: Depreciation & Amortization	69,558	69,558
Less: Non-Cash Stock Comp. Expense	5,013	5,013
Less: Net Interest Expense	29,000	23,000
Less: Provision for Income Taxes	50,843	61,791
Net Income	**$105,595**	**$140,802**